SUPPLY, DEVELOPMENT AND LICENSE AGREEMENT

This Supply, Development and License Agreement ("Agreement") is made between Adept Technology, Inc. ("Adept") and JDS Uniphase Corporation ("JDSU"), as of the last date signed by the parties on the signature page below ("Effective Date").


                                 I. DEFINITIONS

1     Party: "Party" means either Adept or JDSU.

2     Parties: "Parties" means both Adept and JDSU.

3 Affiliate(s): "Affiliate(s)" means an entity which owns or controls, directly or indirectly, more than 50% of the voting interests in, or more than 50% of the voting interest of which is owned or controlled, directly or indirectly, by a Party.

4 Initial Development Projects: "Initial Development Projects" means those manufacturing or automation technology and equipment development projects in which new processes or equipment are developed under the terms of this Agreement. The Initial Development Projects are described in Exhibit A-1, attached hereto and incorporated herein.

5 Future Development Projects: "Future Development Projects" means those additional manufacturing or automation technology and equipment development projects as may be agreed upon by the Parties during the Term of this Agreement, the Specifications and other material terms with respect to which shall be agreed upon by the parties and set forth on Exhibits A-2, A-3, etc.

6     Development   Projects:   "Development   Projects"   means  both   Initial
      Development Projects and Future Development Projects.

7 Specifications: "Specifications" means the specifications, performance and functional characteristics of the Product or technology to be developed, as set forth in this Agreement or as otherwise agreed upon in writing in accordance with the terms of this Agreement.

8 Fiber Optic Applications: "Fiber Optic Applications" means any use of any automation or other manufacturing, test or inspection equipment (or any component or portion thereof) for the manufacture, test or inspection of any component, module or subsystem that is used or useable in optical communications systems or networks (including, without limitation, any electronic or software components, modules or portions thereof).

9 New Product: "New Product" means each automation equipment product or device resulting from an Initial Development Project or Future Development Project (unless, with respect to a Future Development Project, designated otherwise in the relevant exhibit), including, without limitation, all new components, new assemblies and new subassemblies of components created pursuant to such Project.

10 Standard Products: "Standard Products" means Adept products generally offered for sale to third parties, including those robots, modules, tools, controls and software program advertised by Adept, and not developed under this Agreement or containing any Foreground Intellectual Property.

11    Products: "Products" means New Products and Standard Products.

12 Qualification: "Qualification" with respect to a Product means the testing and verification of performance to meet applicable industry standards and requirements and to a level reasonably required by JDSU to assure reliability and performance of the Product.

13    NDA: "NDA" means the Mutual Nondisclosure Agreement attached as Exhibit D.

14 Intellectual Property: "Intellectual Property" means recorded or documented information of a scientific or technical nature whatever the format, documentary characteristics or medium of presentation. The information includes, but is not limited to, experimental and test data, specifications (including, without limitation, the Specifications), registered and unregistered designs, inventions and


**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.


                                  CONFIDENTIAL
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

      discoveries whether or not patented or patentable, technical data, work instructions, manufacturing, assembly and packaging techniques and processes, technical descriptions and other works of a technical nature, computer software (both programmatic and data base), trade marks, know how and information relating to industrial techniques. It may be presented in the form of documents, pictorial reproductions, drawings, other graphic representations, disk and film recordings (magnetic, optical and laser) and computer memory printouts or data retained in computer memory, or any other format.

15    Background Intellectual Property: "Background Intellectual Property" shall
      mean  the  Intellectual   Property  generated  prior  to  or  outside  the
      development work performed under this Agreement.

16 Foreground Intellectual Property: "Foreground Intellectual Property" means all Intellectual Property invented, developed, conceived, or reduced to practice by or on behalf of either Party or jointly by or on behalf of the Parties in the course of the development work performed under this Agreement or as a result of the Development Projects. Foreground Intellectual Property shall include, without limitation, Intellectual Property that is developed hereunder by Adept during its work with the use of the Confidential Information of JDSU and which relates to JDSU's Background Intellectual Property.

17 Intellectual Property Rights: "Intellectual Property Rights" means any and all patents, copyrights, trade marks or other registrations, filings or other means that serves legally to protect Intellectual Property.

18 Development Period: "Development Period" means, with respect to the Initial Development Projects, the period from the Effective Date until the earlier of (a) the completion of the Initial Development Projects, or (b) December 31, 2002, and with respect to Future Development Projects, if any, the period from commencement to completion of such Projects, as agreed by the Parties.

19 Supply Period: "Supply Period" means the 24 month period after the end of the Development Period with respect to the Initial Development Projects, as may be extended in accordance with this Agreement.

20 Initial Term: "Initial Term" means the Development Period with respect to the Initial Development Projects and the Supply Period.

21 Investment Agreement: "Investment Agreement" means the Securities Purchase and Investor Rights Agreement, entered into concurrently herewith by JDSU and Adept.


                        II. INITIAL DEVELOPMENT PROJECTS

1     Development by Adept and JDSU.

1.1 During the Development Period with respect to the Initial Development Projects, the Parties shall undertake the Initial Development Projects. Each Party shall timely perform such Party's obligations, with respect to each Initial Development Project, in accordance with the project timetables, deliverables and other milestones and responsibilities, as set forth in Exhibit A-1.

1.2 Except as set forth in Exhibit A, each Party shall be fully responsible, at its sole cost, for its development efforts under this Agreement.

1.3 For each Project, each Party shall designate at least one (1) employee to serve as the primary contact for the other Party with respect to the progress of the Project. The Parties' primary contacts shall meet (whether in person or by telephone) periodically to update the each other on the progress of the Project, whether the development is proceeding in accordance with the schedule, whether any changes (which shall only be made upon mutual consent) are required and any other matters relevant to the performance of the Initial Development Projects. Each Party agrees to notify the other Party of any actual or anticipated interruptions in the Initial Development Projects and to act promptly and devote internal resources necessary to avoid or remedy any anticipated or actual delays.


                                  CONFIDENTIAL
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1.4   Upon reasonable  advance notice,  JDSU and its significant  customers (who shall agree to appropriate confidentiality obligations) may visit and inspect Adept's facilities and personnel associated with the Development Projects and manufacture of Products.

2 Future Development Projects. During the Term of the Agreement, the Parties may agree (but shall not be obligated) to undertake Future Development Projects, in addition to the Initial Development Projects. For any Future Development Project the Parties shall agree upon the following terms: (i) the Specifications; (ii) the development obligations of each Party for that Project, including any financial obligations of a party relative to funding of development work to be performed by the other party; (iii) any development milestones for that Project and the effect of failure to attain such milestones on the continuing obligations of the Parties as to that Project or otherwise under the Agreement; (iv) the events signifying completion of the development work with respect to that Project, which may include, without limitation, the Qualification of a New Product or the manufacture of a prototype product by one or both of the Parties that achieves the Specifications; (v) the commitments, if any, of JDSU to purchase New Products from Adept that incorporate the results of such development work following successful completion of development; (vi) any licensing of the Parties between them to enable them to commercialize the results of that Project following completion of development; and (vii) the ownership and licensing of any Foreground Intellectual Property resulting from the Future Development Projects, including any field of use restrictions. Prior to the commencement of a Future Development Project, the foregoing terms shall be set forth in writing and included as an Exhibit to this Agreement. The terms of this Agreement shall also govern the performance of the Future Development Projects and the purchase of any Product(s) resulting from the Future Development Projects. Future Development Projects may include projects seeking to adopt or to develop open standards beneficial to JDSU, Adept, and other fiber optic product manufacturers and equipment suppliers ("Architectural Projects") and projects whose purpose is to install, test, and deploy equipment already developed by Adept or JDSU and which involve only Background Intellectual Property ("Deployment Projects").

3     Intellectual Property.

3.1   Background Intellectual Property.

       3.1.1 Adept shall retain all its right, title and interest in and to its Background Intellectual Property, including without limitation, the following:

             3.1.1.1 Adept  products  currently for sale, in Beta test, or under
                     development   (excluding   products  under  development  in
                     connection with this Agreement).

             3.1.1.2 Software,  motion control,  machine vision,  and mechanical technology known to Adept.

             3.1.1.3 Manufacturing process technology known to Adept,  including fiber optic manufacturing process know how not owned or disclosed by JDSU.

             3.1.1.4 Customer information known to Adept.

       3.1.2 JDSU shall retain all its right, title and interest in and to its Background Intellectual Property, including without limitation, the following:

             3.1.2.1 Product    manufacturing    and   automation    techniques,
                     specifications, and know-how.

             3.1.2.2 Fiber optic  component,  module and  subsystem  designs and fabrication methods.

             3.1.2.3 Product test procedures and methods, including raw material selection and performance data.

             3.1.2.4 Product  packaging  and  coupling  technologies,  including without limitation work instructions and techniques.

             3.1.2.5 Free space  optics  assembly  process  development,  design rules and methods.

             3.1.2.6 Customer information known to JDSU.


                                  CONFIDENTIAL
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

3.2 Foreground Intellectual Property. For all Initial Development Projects, JDSU shall own all right, title and interest in and to any Foreground Intellectual Property and all Intellectual Property rights relating to the Foreground Intellectual Property, subject to these terms and conditions.

       3.2.1 License to Adept. Subject to the terms of this Agreement, JDSU shall grant to Adept a perpetual (subject to section 3.2.1.4), nontransferable, worldwide, royalty-free license under the
             Intellectual Property Rights, without the right to sublicense (except to Affiliates), to make, have made, use, distribute, import and sell products incorporating the Foreground Intellectual Property to third parties, subject to the following limitations:

             3.2.1.1 The license to Adept shall be exclusive for all fields of use other than Fiber Optic Applications;

             3.2.1.2 Except for the performance of the Development Projects and the manufacture of the New Products for sale to JDSU or any future products designed exclusively for JDSU, Adept is not granted a license to use, and shall not use, the Foreground Intellectual Property in the field of Fiber Optic Applications and shall ensure that its customers do not use any Foreground Intellectual Property or New Products for any Fiber Optic Applications;

             3.2.1.3 All Foreground Intellectual Property licensed to Adept is licensed "as is," without warranty or indemnity obligations of any kind; and

             3.2.1.4 The license to Adept may be terminated by JDSU upon notice without liability or penalty in the event JDSU reasonably believes that the Foreground Intellectual Property may be subject to a third party claim of infringement.

       3.2.2 Improvements in or extensions to the Foreground Intellectual Property that are developed by either Party shall be the sole property of JDSU. Improvements made during the Term of this Agreement shall be licensed to Adept on the same terms as set forth in this Agreement. Improvements made following the expiration or termination of this Agreement may be licensed to Adept on commercially reasonable terms.

       3.2.3 JDSU shall determine the nature, content and costs of any patent, copyright or other applications covering the Foreground Intellectual Property ("Applications") and the maintenance of all patents, copyrights or other registrations issued on the Applications ("Registrations"). Adept agrees to assist JDSU, at JDSU's expense (including compensation at reasonable and customary rates to Adept for time spent by Adept employees), with the provision of information and execution and filing of any assignments, applications or other documents reasonably necessary to obtain, evidence or secure the Intellectual Property Rights or otherwise protect JDSU's interest in the Foreground Intellectual Property and any improvements thereto.

       3.2.4 In the event that Adept receives notice of any infringement of the Foreground Intellectual Property, the Applications or the Registrations, it shall immediately notify JDSU. Promptly thereafter, the parties shall meet to develop a mutually acceptable strategy for abating such infringement.

3.3 For all Future Development Projects, the ownership of Intellectual Property Rights and licensing of Intellectual Property arising out of such Future Development Projects shall be agreed upon by the Parties and set forth in the applicable Exhibit to this Agreement describing the Project, unless the Parties agree to an ownership and licensing structure as set forth in Section 3.2 above, in which case the Parties shall not be required to re-state the structure in the applicable Exhibit.

3.4 Protection of Intellectual Property. In the course of the development work performed in connection with the Initial Development Projects, Adept will have access to and gain knowledge of JDSU's Background Intellectual Property relating to the Initial Development Projects, in particular product designs and assembly and manufacturing techniques. In recognition thereof and in addition to the other provisions of this Agreement, Adept agrees that for a period of two (2) years from the acceptance of the first New Product under this Agreement, Adept shall not, except under this Agreement, engage in the development, design, manufacture, or test of any products or equipment in the field of free space optics.


                                  CONFIDENTIAL
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

                    III. MANUFACTURE AND PURCHASE OF PRODUCTS

1 Purchasing Entities. JDSU and its Affiliates may purchase all Products under this Agreement.

2 Forecasts. Beginning on the earlier of (a) the start of the Supply Period or (b) JDSU's purchases of Standard Products, JDSU will give Adept a quarterly forecast ("Forecast") which shall include a non-binding projection of the Products JDSU expects to purchase from Adept during the next six months. The Forecast shall take into account Adept's lead times, which shall be specified by Product at JDSU's request.

3 Ordering process. JDSU shall issue purchase orders ("POs") for Products, specifying the quantity, price and delivery date for the Products. Adept shall accept all JDSU POs, or portions thereof, that are consistent with the agreed upon lead times, price, and capacity commitments of this Agreement, and shall use its best effort to accept all POs, or portions thereof, that meet the price and exceed the agreed upon lead times and capacity commitments of this Agreement. JDSU's Terms and Conditions of Purchase, attached as Exhibit C (the "Standard Terms"), shall apply to the sale of any Products to JDSU, in addition to the provisions specified herein.

4 Prices. Price related terms are contained in Exhibit B and in the Standard Terms.

5     [Reserved]

6 New Products and Technology. The Parties recognize that the New Products and Foreground Intellectual Property developed hereunder are unique and are the result of significant contribution and inventiveness by JDSU and Adept, and that JDSU would be harmed if its Foreground Intellectual Property was used to benefit other parties that did not contribute to the development of the technology. Except as specifically set forth in Section 7 below, Adept agrees not to lease, sell, distribute or otherwise provide any of JDSU's Foreground Intellectual Property, New Products or products with substantially similar specifications or performance characteristics, including components or parts thereof, other than Adept's Standard Products, to any third parties for use in Fiber Optic Applications. This provision shall survive the expiration or termination of the Agreement.

7 Second Source Rights. In the event that Adept is unwilling or unable to provide New Products which meet JDSU's demand or quality standards at competitive prices, or JDSU deems it desirable to have additional sources of supply for the New Products, JDSU may engage one or more third parties (each a "Second Source") to manufacture and supply New Products which contain Foreground Intellectual Property to JDSU. Adept agrees that JDSU shall have the right to engage Second Sources, and shall reasonably assist JDSU (at JDSU's expense) in providing New Product designs, manufacturing instructions and any other New Product-related information necessary or desirable for the manufacture of the New Products and, provided that such information is sufficient for the Second Source to manufacture the New Product, Adept shall not be obligated to transfer or divulge its Background Intellectual Property to the Second Source. Adept agrees to sell to any Second Source, at Adept's standard commercial rates, any Adept product, component or service not developed as part of a Initial Development Project and necessary for JDSU to exercise its second source rights under this Section 7. Adept agrees not to seek any additional payment (except for expenses as defined above) or threaten or institute any proceedings against any such Second Source or JDSU, including any intellectual property proceeding, based upon the exercise of the rights set forth in this Section 7.

8 Technical Support. Adept agrees to provide to JDSU technical documents and information and technical support, during normal business hours, staffed with personnel who have a detailed, working knowledge of the New Products. The price to JDSU for this service will be negotiated and agreed to at a future date but in no event shall the price exceed Adept's then applicable standard commercial rates.


                                  CONFIDENTIAL
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

9 Engineering Changes. Either Party may propose reasonable Engineering Changes from time to time. The Parties will cooperate to ensure that the timing and frequencies of Engineering Changes will not cause an undue dislocation or expense to either Party. Adept shall provide JDSU at least a preliminary evaluation within ten (10) working days of proposed Engineering Changes, and shall provide a full evaluation as soon as practicable, whenever a Party proposes an Engineering Change.

9.1    Engineering Change evaluations shall include:

       9.1.1 A technical evaluation of the proposed changes (including but not limited to an evaluation of the effect of such change on the function, features, characteristics, cost, manufacturability, testability, compatibility, field supportability, and form factor of the Product);

       9.1.2 A timetable to implement and complete such Engineering Changes;

       9.1.3 Work in process affected by Engineering Changes, including changes required in the delivery dates of any affected Products in process, and

       9.1.4 Any  other   information   reasonably   required  to  evaluate  the
             Engineering Change.

9.2 The Parties must agree upon implementation of any Engineering Change in writing. Engineering Change orders shall not be implemented until an Engineering Change evaluation has been reviewed and approved in writing by the Parties.

10 Quality Control and Reliability. Adept is ISO 9002 certified and will maintain such certification during this Agreement.

10.1 Adept will test and inspect Products in accordance with agreed upon test procedures and generally accepted industry customs and standards to assure the Qualification and compliance with the Specifications prior to shipment and will provide inspection records to JDSU with each Product shipped.

10.2 Adept will promptly report to JDSU in writing any suspected or actual defect in design or manufacturing of the Products, malfunction of Products, or nonconformance to the Specifications.


                        IV. GENERAL TERMS AND CONDITIONS

1     Term and Termination.

1.1 This Agreement shall remain in full force and effect until the end of the Initial Term. Thereafter, the Agreement will automatically renew for successive one-year periods ("Renewal Terms" and, with the Initial Term, collectively referred to in this Agreement as the "Term."). Either party can terminate the Agreement at the end of the Initial Term or at the end of a Renewal Term by giving written notice to the other party at least 60 days before the end of such term. Either party may also terminate this Agreement upon written notice if the other party:

        1.1.1 breaches a material term or condition of this Agreement or the Investment Agreement and fails to cure the same within 45 days of receipt of written notice by the nonbreaching party specifying such breach; or,

        1.1.2 ceases to do business (excluding mergers, acquisitions, consolidations or reorganizations), elects to dissolve, dissolves, becomes insolvent, is unable to pay debts as they become due, makes a general assignment for the benefit of creditors, or, files, or has filed against it, a bankruptcy petition.

1.2 Effect of Early Termination. In the event that this Agreement is terminated prior to the expiration of the Term due to uncured breach by Adept or for Adept's failure to complete the Initial Development Projects, without prejudice to any other rights or remedies of JDSU, then Adept shall pay JDSU, within 10 days of the effective date of termination, liquidated damages in an amount equal to the difference between five million dollars ($5,000,000) and the total amount paid by Adept to JDSU for the development work in connection with the Initial Development Projects. The Parties agree that this amount is fair and reasonable.


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1.3    In the event that Adept decides to terminate or shut down that portion of its business associated with the development and manufacture of equipment or products for Fiber Optic Applications (the "Optics Business"), Adept agrees that it will license JDSU under Adept's Intellectual Property Rights, on an exclusive, perpetual, worldwide, royalty-free (except for the Transfer Fee) basis, without the right to sublicense (except to Affiliates), all Adept Intellectual Property relating to the Optics Business, to make, have made, use, distribute, import and sell products incorporating Adept's Intellectual Property for Fiber Optic Applications. In such event, Adept agrees to provide JDSU access to its facilities, technology, documents, information and personnel necessary or desirable to transfer to JDSU the Intellectual Property licensed hereunder. In consideration of the foregoing license, JDSU shall pay Adept all reasonable costs actually incurred by Adept to transfer to JDSU the Intellectual Property licensed hereunder (the "Transfer Fee").

2     Indemnity, Insurance, Compliance with Laws.

2.1 Adept will indemnify, defend and hold harmless JDSU and JDSU's agents, officers and directors from and against all fines, penalties, damages, claims, expenses or liabilities as a result of injury to, or death of, any person, or damage to, or loss or destruction of, any property, arising out of this Agreement and caused by the negligence or action of Adept or its agents (hereinafter "Claims"). Upon JDSU's request, Adept will, at its expense and at JDSU's option, defend or settle any suit or other proceeding asserting a Claim.

2.2 Adept will maintain in full force during this Agreement and for five years thereafter, a comprehensive primary worldwide general liability insurance policy with third party liability coverage protecting JDSU against any loss, liability or expense due to bodily injury, death or property damage arising out of the Products. Such policy will have a combined single limit of at least USD $5 million.

3 Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES THAT RELATE IN ANY WAY TO THIS AGREEMENT, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

4 Last Buy. Within thirty days of the expiration or termination of this Agreement, JDSU shall be entitled to place an order for Products to cover its requirements for the six months following expiration or termination of this Agreement.

5 Continuing Availability of Services, Products and Parts. Adept will offer repair services, replacement products and repair parts on all Products that are no longer subject to the product warranty, on commercially reasonable terms, for three years after expiration of the applicable warranty.

6 Confidential Information. The Parties incorporate the terms of the NDA, and extend its term to be co-extensive within the term of this Agreement.

7 Publicity. Except as set forth in the Investment Agreement, this Agreement does not grant either Party the right to use any trademark, trade name or logo of the other Party in any advertising or promotional material.

8 Notices. Notices will be in writing, delivered by confirmed facsimile, overnight mail or courier, deemed received on the date of delivery, and addressed as follows:


         If to Adept:                             If to JDSU:
         Adept Technology, Inc.                   JDS Uniphase Corporation
         150 Rose Orchard Way                     210 Baypointe Avenue
         San Jose, CA 95134                       San Jose, CA 95131, U.S.A.
         Attn:  Chief Executive Officer           Attn: General Counsel


9 Relationship of Parties. Adept and JDSU are separate and distinct entities, and this Agreement does not create a partnership, joint venture, or any common undertaking. Nothing in this Agreement is intended or shall operate to preclude either Party's development or other commercial activities, either


                                  CONFIDENTIAL
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

      individually or in conjunction with third parties, including the Parties' right to develop other technologies and products, provided that such development or commercial activities would not result in a breach of this Agreement.

10 Force Majeure. Neither Party will be liable, nor in breach of this Agreement, for any delay or failure in performance or interruption of service resulting from acts of God, government authority, civil disturbances, fire, the elements, or any other cause(s) which are beyond that Party's reasonable control; provided, that that Party promptly notifies the other Party of the delay or failure and that, in the event the force majeure cause persists for more than 10 business days, the affected Party develops and provides to the other Party an abatement or contingency plan designed to alleviate force majeure cause. Shortages of parts, materials or labor shall not be deemed to be force majeure causes.

11 Governing Law; Attorneys' Fees. This Agreement will be governed by and construed in accordance with the laws of New York (excluding laws and principles relating to the conflict of laws). In any action to enforce this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief.

12    Severability.   If  any  term  of  this   Agreement  is  held  invalid  or
      unenforceable, the remainder of this Agreement shall not be affected and each other term shall be valid to the extent permitted by law.

13 Entire Agreement; Modification; Waiver. This Agreement is the entire agreement between the parties, and supersedes all prior and contemporaneous agreements and representations. No modification of this Agreement will be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, nor a continuing waiver. No waiver shall be binding unless executed in writing by the party to be charged.

14 Binding Effect; Assignment. This Agreement will be binding on and will inure to the benefit of the parties and their respective agents, successors and permitted assigns; provided, however, that no party will have the right to transfer or assign any rights or obligations under this Agreement (other than transfers or assignments in connection with a change in control of a Party, or to an Affiliate, provided the assigning Party shall remain liable for any non-performance by the Affiliate) without first obtaining the other party's written consent. Any attempted assignment in violation of this provision will be void. Notwithstanding the preceding sentences, this Agreement shall be transferable by JDSU in connection with a sale of Optical Process Automation ("OPA"), or its successor in interest, or a sale of substantially all of OPA's assets.

15 Trade Restrictions. Adept will procure all import and export licenses and permits, pay all customs charges and duty fees, and take all other actions required to accomplish the lawful import and export of the Products or any technology associated therewith. Adept warrants that it will comply in all respects with the export and re-export restrictions of U.S. law and regulations for each of the Products shipped or any technology associated therewith.

16 Survival Of Provisions. The respective rights, duties and obligations of Adept and JDSU which, by their nature, should survive the expiration or termination of this Agreement, including without limitation provisions regarding confidential information, licensing and ownership of Intellectual Property, and warranties and indemnities, shall survive any expiration or termination of this Agreement.

17    Time of Essence. Time is of the essence of this Agreement.


REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS


                                  CONFIDENTIAL
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

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the last date signed by the parties.


        Adept Technology, Inc.                   JDS Uniphase Corporation

   By:  /s/ Brian R. Carlisle               By:  /s/ Michael C. Phillips
        ----------------------------             -------------------------------

 Name:  Brian R. Carlisle                 Name:  Michael C. Phillips
        ----------------------------             -------------------------------

Title:  CEO                              Title:  SVP, Business Development &
                                                 General Counsel
        ----------------------------             -------------------------------

 Date:  10/22/01                          Date:  10/22/01
        ----------------------------             -------------------------------


                                  CONFIDENTIAL
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

                                    EXHIBIT A

                          Initial Development Projects

--------------------------------------------------------------------------------
   Packaging and Assembly Processes for Free-Space Optical and Opto-Electronic
                                     Devices
--------------------------------------------------------------------------------


1.0 Overview

A free space approach towards the packaging and assembly of optical and opto-electronic devices offers the promise for scalable automated manufacturing solutions. We seek to develop assembly and packaging technologies based on free space integration where discrete active and passive components and substrates, mounted to a carrier, coupled optically, using light propagating in free-space would provide a scalable, cost effective and high yielding manufacturing technology.

Free Space optics and the packages and processes that are necessary to support it will provide a scalable assembly technology similar to that found in multichip module (MCM) manufacturing. Any integrated device currently being sold or designed for the telecommunications market will benefit from the development of advanced integration technologies in this area.

Current techniques for the assembly of these devices can be broken up into two areas: 1) Where the fiber is an integral part of the device (i.e. devices which involve the use of multiple, spliced fiber inherent in the design) and 2) Where the devices must be coupled into a fiber for transmission but where it would be desirable to make the connection at the conclusion of the manufacturing process.

Widespread implementation of free-space optics in product designs has been limited by the complexities involved in system modeling; the lack of appropriate cost effective assembly processes; the lack of tools combined with existing stable bonding processes which can operate in very small spaces. We intend to focus on solutions to these issues.

2.0 Development Areas

Innovations and development need to occur in several areas in order for free-space assembly to become a production-ready packaging alternative. These areas are:

    o    Modeling

    o    Materials and Structures

    o    Assembly Processes

    o    Assembly Tools


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

    o    Test Processes

    o    Design Rules for Manufacturability and Standards


3.0 Scope of Developments / Deliverables

The scope of the overall program and associated deliverables is outlined below:

3.1 Modeling

Scope

    o Development of models and associated analysis tools that can quantify mechanical-alignment to optical-loss relationships. These tools will be used to develop engineering tradeoffs for component tolerances/grades, alignment resolution, required degrees of freedom, etc.

    o Development of models and associated analysis tools which allow for the understanding of component performance under a variety of environmental (temperature, humidity, ...) conditions.

Deliverables

1.  Develop thermal modeling capability at OPA to support mechanical design

2.  Develop  thermal models for each proposed  attach process (laser  soldering, gang reflow, welding etc....) for a real case product example

3. Develop capability for integrated tolerance analysis for each assembly process

4.  Develop optical models for fiber last attach process

Estimated completion of Deliverables: [quarter/calendar year].

1: [Q2/CY02]

2: [Q2/CY02]

3: [Q2/CY02]

4: [Q2/CY02]

Note -- The Parties acknowledge that, by its nature, the development work to be undertaken by the Parties as set forth in this Exhibit involves significant research and development in new and experimental technologies and, therefore, that deliverable completion dates are inherently difficult to predict and are not guarantees of when the development will actually be completed. The dates set forth in this Exhibit are estimates only based upon the Parties' current understanding of the scope of the projects and resources required to complete them, but such estimates may be subject to further refinement and adjustment over time, including as discussed in Section 4.0 below.

3.2 Materials and Structures


                                  CONFIDENTIAL
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

Scope

    o Understanding of range of available substrate materials, understanding of processing capabilities (plating, etching, etc.) and other key material attributes for various materials and associated properties

    o Understanding the interaction of material handling with the machine systems that are used for alignment and registration

    o Substrate design; finish, alignment features (visual and mechanical), etc.

    o Development of methods and structures for attaining component alignment and bonding (MEMS, flip-chip, deformable mounts, clips, etc.)

Deliverables

1.  Defining a list of recommended materials for each attach process

2.  Characterization of tolerance attributes by material for each attach process

3.  Developing registration methodologies for precision component alignment

Estimated completion of Deliverables: [quarter/calendar year]

1: [Q2/CY02]

2: [Q3/CY02]

3: [Q3/CY02]


3.3 Assembly Processes

Scope

    o Component attachment methods: (adhesives, polyimides thermoplastics etc.. solder, laser welding, glass solder others)

    o    Flexible solder deposition technologies

    o    Precision placement and tacking of components

    o    Low cost flux free soldering

Deliverables

1. Bring up plasma assisted dry soldering process (PADS) and demonstrate feasibility

2.  Develop process specs for using PADS with PbSn AuSn and AgSn solders

3.  Develop specs for tacking without use of flux

4. Characterize limits of passive alignment tolerances for flip chip or patterned solder attach processes

5.  Characterize laser welding and tolerances achievable

6.  Characterize adhesive attach and tolerances achievable

Estimated completion of Deliverables: [quarter/calendar year]


                                  CONFIDENTIAL
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

1: [Q3/CY02]

2: [Q3/CY02]

3: [Q3/CY02]

4: [Q4/CY02]

5: [Q4/CY02]

6: [Q4/CY02]

3.4 Assembly Tools

Scope

    o    Small optical or opto-electronic component handling

    o    Integration of attachment processes into precision placement tools

    o Advanced tool for active alignment using algorithms for simultaneous alignment of multiple components o Integration of vision into precision placement platform

    o    Pig tail attachment process for fiber last manufacturing

Deliverables

1.  Design and develop tools or mechanisms for feeding small components

2.  Develop gripper/vacuum designs for small component handling during assembly

3. Designs to customize off the shelf placement machines for integration of attach processes.

4.  Characterize optics and lighting requirements and sources thereof

5.  Develop and characterize fiber last attach process

Estimated completion of Deliverables: [quarter/calendar year]

1: [Q3/CY02]

2: [Q3/CY02]

3: [Q3/CY02]

4: [Q4/CY02]

5: [Q4/CY02]

3.5 Test Processes

Scope

    o    Unified automated handling system for test and measurement

    o    Evaluation of alternative monitoring techniques for active alignment

    o    Integration of test with placement and attach for active alignment

Deliverables

1.  Develop a design for a unified carrier handling system for test


                                  CONFIDENTIAL
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

2.  Develop universal coupling mechanism for RF and Optical connectors

3. Compare direct position monitoring with direct power measurement for alignment

4.  Demonstrate  single  system  with  multiple   simultaneous  place  and  test
    capability

Estimated completion of Deliverables: [quarter/calendar year]

1: [Q3/CY02]

2: [Q4/CY02]

3: [Q4/CY02]

3.6 Design Rules and Standards

Scope

    o Development of attach process specific design rules which lead to predictable results and which ensure compatibility with developed assembly processes.

    o This area would include things such as choice of materials based on various heat-sinking requirements, choice of fiducials or registration marks, choice of optics based on desired optical coupling, etc.

Deliverables

1. Document summarizing design rules and tolerances for each of the three assembly processes (solder, welding and glue)

Estimated completion of Deliverables: [quarter/calendar year]

1: [Q4/CY02]

4.0 Team Organizations and Processes

The program organization will have multiple elements in order to assure program success. The team will be made up of members of JDSU/OPA, Adept and JDSU/BU's. General areas of responsibility are listed below:

    -    OPA will provide:

            o     Overall Program Direction

            o     Development Resources

            o     Program Management and Reporting

    -    BU's will provide:

            o     Tie in with JDSU product and technology Roadmaps

    -    Adept will provide:

            o     Development   support  in  the  areas  of   assembly   process
                  development, tooling development and standards


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

            o     Hardware/software support for tooling developments

JDSU/OPA will drive the formation of the program's organization in consultation with Adept. It is expected that the organization will include key contact personnel from both OPA and Adept who will be responsible for meeting and conferring periodically regarding, among other things: (a) the status of each development area; (b) the progress made on the deliverables for each area; (c) the plans for and progress towards commercialization of the results of the developments, specifically the characteristics, specifications, manufacturing requirements and costs of products incorporating of the results of the developments; and (d) whether the results of internal development efforts, or external factors, require changing the scope of any of the deliverables, defining new deliverables or accelerating any of the ongoing development projects, including considering the time, cost and other factors of such decisions.

5.0  Resource Allocation

JDSU estimates that the program will require the following types of resources and magnitude of resources applied through the next calendar year:


                                      ****


*Rates are based on current rates, and may be subject to customary increases.

6.0  Development costs

Adept and JDSU agree that Adept shall reimburse JDSU for JDSU expenses, billed on a time and materials basis, associated with the development during the Development Period, up to a


                                  CONFIDENTIAL
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

maximum of **** . No more than once per month, and at least one time per calendar quarter, JDSU shall submit to Adept an invoice for all JDSU development costs incurred since the prior invoice (or to date, for the initial invoice), provided, however, that the invoiced amounts shall not, in the aggregate, exceed **** in any calendar quarter (or portion thereof, for the quarter ending December 31, 2001). Each JDSU invoice shall provide a detailed itemization of the development costs incurred, including a listing of all personnel, equipment, and other charges. Expenses shall only be incurred consistent with JDSU policies, and shall be billed to Adept at cost. Each JDSU invoice shall be paid by Adept in net 30 days. JDSU agrees to make available to Adept, as reasonably requested and on a confidential basis, such additional information as reasonably required to support the charges on each invoice submitted hereunder.


                                  CONFIDENTIAL
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

                                    EXHIBIT B

Products shall be sold to JDSU upon mutually agreed upon prices (which will be set forth in the applicable PO) and Specifications, and subject to the following terms.

Most Favored Customer: Adept agrees that for the Term of the Agreement JDSU shall have "Most Favored Customer" status with respect to price, margins and capacity allocation (capacity shall include manufacturing, technical, engineering and support personnel and equipment). For purposes of this
Agreement, Most Favored Customer means that the price, margins and capacity allocation of Products that Adept sells to JDSU shall be equivalent or better than the price, margins and capacity allocation of Products or any products with similar functionality or components, including telecommunications manufacturing equipment, offered by Adept to third parties. For any Products or services that JDSU is purchasing from Adept, if Adept provides to a third party these Products or substantially similar products at a price, margin or capacity commitment which is better than the price, margin or capacity commitment being provided to JDSU, Adept will notify JDSU of the terms of the offer and JDSU shall be entitled to purchase the Products or services on equivalent or better terms and subject to the conditions. In addition, JDSU shall be entitled to a credit in the amount equal to the difference between the more favorable price or margins offered by Adept and the price or margins paid by JDSU, multiplied by the number of Products purchased from the time that the more favorable price, margin or capacity commitment was provided by Adept.

Competitive Pricing: During the Term of the Agreement, Adept agrees that the Products will be Competitively Priced. For purposes of this Agreement, "Competitively Priced" means that the price charged by Adept for a Product shall be +/- 5% of the prices charged by other manufacturers of similar products with similar performance available in the industry

Price Reviews: Beginning at the commencement of the Supply Period, prices, margins and capacity commitments for the Products will be reviewed by JDSU and Adept periodically (and at least 1x/year) for reductions, for reasons including market conditions; cost reductions achieved by Adept according to its cost reduction program or otherwise; agreed changes in Specifications; or improvements in Adept's processes.

Price Targets: The Parties acknowledge that market trends are leading to lower prices for fiber optic components, modules and subsystems and the Parties recognize the need to lower manufacturing costs in order to remain competitive with alternative solutions and technologies. Adept agrees to define and implement a long term cost reduction program for each Product and to provide such plan and consult with JDSU on the achievement of such long term cost reductions, subject to JDSU purchasing agreed quantities of such Products

Price Analysis: Beginning upon shipment of the first New Product, JDSU shall have the right upon reasonable notice and during a mutually agreeable time during regular business hours to inspect Adept's records relating to the pricing, capacity and other obligations set forth in this Agreement, to verify the accuracy of the records and Adept's compliance with the obligations of this Agreement. Adept shall comply with all reasonable requests made in such inspection, including making its personnel available to answer questions and providing access to the relevant records. The expense of such audit shall be borne by JDSU unless such audit reveals a violation of the Most Favored Customer commitments set forth in the Agreement and an overcharge for Products by more than 5% during any calendar quarter. In such event, Adept shall pay all reasonable costs and expenses of such audit, and shall discount future pricing below Most Favored Customer pricing on a going-forward basis.


                                  CONFIDENTIAL
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

                                    EXHIBIT C

                  JDS Uniphase Terms and Conditions of Purchase

1.GENERAL: A JDS Uniphase Corporation ("JDSU") purchase order ("PO") constitutes JDSU's offer to purchase the products and/or services described thereon (collectively, "Products") from supplier of such Products ("Seller") in accordance with (i) the following terms and conditions and any additional terms and conditions printed on the face of the PO that do not conflict with such following terms (collectively, "JDSU Terms") and (ii) any administrative information contained in Seller's order acknowledgement, acceptance or any other Seller documents (collectively, "Acceptance Documents") such as product identifier, product quantity, ship date and other similar information (collectively (i) and (ii) are this "Agreement"). All other terms and conditions which are contained on Seller's Acceptance Documents are hereby expressly rejected and superseded by JDSU Terms, and failure by JDSU to object to any provision in Seller's Acceptance Documents shall not be deemed acceptance thereof, nor a waiver of JDSU Terms. Seller shall be deemed to accept this offer and the JDSU Terms upon the earlier of (i) acceptance or acknowledgement of the PO whether orally, in writing or otherwise or (ii) commencement of performance of Seller's obligations under the PO. JDSU Terms may only be excluded or amended by express written agreement signed by a duly authorized representative of JDSU.

2. PRICES: All prices shown on the face of the PO are FCA (Seller's factory) (Incoterms, 2000), unless otherwise specified on the face of the PO, and are the maximum prices to be charged for the Products. Due dates for payment of invoices shall be computed from the date of shipment, for Standard Products, and the date of acceptance for non-standard or New Products for which specific acceptance criteria exist that are not met before shipment (or development milestones for Development Projects where JDSU agrees to fund such development by Adept) by JDSU.

3. SHIPPING: Unless instructed otherwise, Seller shall (i) ship the material covered by the PO complete; (ii) ship in accordance with the instructions appearing on the face of the PO; (iii) place the PO number on all packaging and shipping documents. Seller shall provide adequate protective packing at no additional charge, except where special or export packaging is specified, or in the opinion of Adept, required under the circumstance, in which case, following reasonable notice to JDSU, the cost of the same, if not set forth on the invoice, will be separately invoiced. Seller shall bear full responsibility for damage due to improper packing of the Products. The parties agree that time is of the essence in this Agreement.

4. INSPECTION: JDSU shall have a reasonable time after delivery to inspect the Products. Following acceptance of the Products by JDSU, where JDSU discovers defective or non-conforming products, JDSU may, at Seller's option (subject to notice and approval by JDSU) and without prejudice to any other rights or remedies JDSU may have hereunder or at law: (a) at Seller's expense, return such Products for refund, credit, repair or replacement or (b) obtain a price reduction. If Seller delivers a quantity of Products greater than that specified in the PO, JDSU may reject all or part of the excess quantity or accept all or part of such quantity. Any excess quantity of Product accepted by JDSU shall be subject to the terms and conditions of this Agreement. If Seller delivers a quantity of Products less than that specified herein, JDSU must notify the Seller and if Seller fails to cure within 10 days, JDSU may cancel the PO in respect of the undelivered quantity without any liability to Seller whatsoever.

5. WARRANTY: Seller warrants to JDSU and its customers that for one and one half (1.5) years following acceptance of the Products, the Products will be new, merchantable, of satisfactory quality, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications, Qualification, drawings and samples furnished or accepted by JDSU. If Products contain manufacturers' warranties, Seller hereby assigns such warranties to JDSU and its customers and upon request shall provide details of such warranties to JDSU and its customers. Products failing to comply with applicable warranties will be, at Seller's option (subject to notice and approval by JDSU), (i) returned for a full refund or credit of amounts paid by JDSU for the defective Product, (ii) repaired, (iii) replaced or (iv) reperformed by Seller, at no cost or expense to JDSU or its customers and with shipping and transportation costs and risk of loss and damage in transit borne by Seller. Repaired and replaced Products shall be warranted as set forth in this clause. The above warranties, together with Seller's service warranties and guarantees, if any, survive inspection, test, acceptance of and payment for the Products and enure to JDSU, its customers and their respective successors and assigns. This warranty is in effect provided JDSU:

A. Promptly notifies ADEPT upon discovery of the defect with an explanation of any alleged deficiencies, and that

B. such goods are made available for ADEPT's inspection or, at the request of ADEPT, buyer returns the defective parts to ADEPT, F.O.B. its California facilities; and that

C. ADEPT's examination of such goods discloses that such alleged deficiencies actually exist and were not caused by JDSU's abuse, misuse, neglect, alteration without Seller's consent, improper installation, unauthorized repair or programming, or operator problems, or unapproved modifications to the Products.

During the entire warranty period, charges will be made, in accordance with prices and services in effect at the time, for parts and services which fall into the general category of normal maintenance, are needed to make additions or modifications requested by JDSU, or are needed to make repairs not covered by this warranty.

6. LATE DELIVERY: Seller shall notify JDSU as soon as it becomes aware that it can not meet the delivery date specified on the face of the PO and shall propose a new delivery date. In the event of such delay, Seller shall, at no additional cost to JDSU, employ accelerated measures such as material expediting fees, premium transportation costs or labor overtime to ensure the Products are delivered on or before the revised delivery date. For Standard Products, in the event a delay in delivery or the new


                                  CONFIDENTIAL
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

delivery date proposed by Seller is not acceptable to JDSU, in addition to any other rights and remedies that may be available to it at law, JDSU may cancel the PO without any liability whatsoever to Seller.

7. RIGHT OF ENTRY: JDSU may, with two (2) days prior notice to Seller, enter the premises of Seller during Seller's normal business hours to perform an inspection or quality review with respect to performance of the work pursuant to a PO.

8. CANCELLATION: Cancellation rights shall be allowed as follows: Cancellation shall be allowed 30 days or more out from delivery, provided that JDSU pays for Adept's actual costs (excluding overhead) for work in process, custom design expenses, and raw materials that it cannot otherwise use or dispose of, all of which shall be shipped to JDSU. Rescheduling shall be allowed as follows:

If  ship  date > 90  days -  reschedule  any  time

If  ship  date  60-90  days - reschedule  up to 60 days

If ship date 30-60 days - reschedule  up to 45 days

If ship date < 30 days - reschedule up to 30 days

9. CHOICE OF LAW: The construction, interpretation and performance of this Agreement is governed by the applicable laws of the State of New York, without regard to conflicts of laws principles. The parties expressly exclude application of the United Nations Convention on Contracts for the International Sale of Goods.

10. INDEMNITY: Seller agrees to indemnify and hold harmless JDSU, its affiliates and customers and their respective directors, officers, employees, agents, subcontractors and other representatives (for purposes of this Section 10, collectively "JDSU") from any and all loss, damage, liability, cost (including reasonable solicitors' fees), penalty or any other expense of whatever nature (collectively "Claims") arising out of any act or omission of Seller (including negligence) directly or indirectly relating to the PO, the use or sale of the Products, whether alone or in combination, or work performed pursuant to the PO. The foregoing includes without limitation any Claims relating to allegations, actions or proceedings for breach of contract, in tort (including negligence), intellectual property infringement by Seller, any statutory, regulatory or other legal claims, claims for bodily injury (including death) and damage to property. Seller agrees to furnish, upon request by JDSU, evidence of comprehensive general liability insurance with minimum limits of USD1,000,000. In the event of material change or cancellation of Seller's insurance coverage, Seller shall ensure JDSU is given thirty (30) days prior written notice by either Seller or Seller's insurance company.

11. CONFIDENTIAL INFORMATION: See Exhibit D of the Agreement.

12. LIABILITY: IN NO EVENT SHALL SELLER, JDSU OR THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUBCONTRACTORS OR OTHER REPRESENTATIVES BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT COSTS, EXPENSE OR DAMAGES INCLUDING WITHOUT LIMITATION LITIGATION COSTS, THE LOSS OF PRODUCTION OR PROFIT ARISING FROM ANY CAUSE WHATSOEVER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH COSTS OR DAMAGES OR EVEN IF SUCH COSTS OR DAMAGES IS ALLEGED TO ARISE FROM NEGLIGENT ACTS, OMISSIONS OR CONDUCT OF JDSU OR ITS AFFILIATES, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUBCONTRACTORS OR OTHER REPRESENTATIVES. IN NO EVENT SHALL JDSU'S LIABILITY TO SELLER UNDER THIS AGREEMENT EXCEED AMOUNTS ACTUALLY PAID TO SELLER FOR THE PRODUCTS.

13. MISCELLANEOUS: Any delay by JDSU in the exercise of any right or remedy provided herein shall in no event be deemed to be a waiver of such right or remedy. To be valid, any waiver by JDSU must be made in writing expressly referencing the PO. A valid waiver of any right or remedy herein shall in no event be deemed to (i) constitute a waiver of such right or remedy arising in the future or (ii) operate as a waiver of any other right or remedy. JDSU may assign its rights and obligations under this Agreement without requiring any notice to or consent from Seller. Seller may not assign or transfer any right or obligations hereunder without the prior written consent of JDSU. Seller shall not make any changes to the specifications, manufacturing processes or manufacturing site for the Products and shall not subcontract any of its responsibilities or obligations, in whole or part, under this PO, without JDSU's prior written consent. Breach of this provision shall entitle JDSU to immediately terminate the PO without any notice or liability to Seller whatsoever. A copy, facsimile or electronic version of this document shall have the same force and effect as the original document.

14. INTELLECTUAL PROPERTY: In exchange for the consideration provided to Seller hereunder, except as otherwise agreed herein, JDSU shall: (i) have free title to and right to use Products (except for New Products, where JDSU shall own all Foreground Intellectual Property, as set forth in the Agreement) delivered (except for software not owned by JDSU as a result of the Development Projects, in which case JDSU is granted a license); (ii) own all intellectual property rights in any custom software, custom specifications and custom reports created as a result of work performed under the PO and delivered to JDSU, and (iii) own the copyright in any original works custom to JDSU fixed in any tangible medium of expression created as a result of work performed under the PO. Seller agrees to execute any assignment, conveyance or any other assurance necessary to effectuate this Section.

15. TRADE-MARKS AND LOGOS: Seller shall remove or obliterate any Identification prior to any use or disposition of any material rejected or not purchased by JDSU. "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation or drawing of JDSU or its affiliates.

16. NO PUBLICITY: Seller shall not use the JDSU name or the name of any of its affiliates in any public statement or publicize the fact the parties are doing business, without the prior written consent of JDSU.


                                  CONFIDENTIAL

                                    EXHIBIT D

                         MUTUAL NON-DISCLOSURE AGREEMENT

================================================================================

The parties are engaged in discussions and/or activities which may involve disclosure of certain confidential information, and in consideration of the mutual covenants herein, the parties agree as follows:

1. The parties to this Agreement are JDS Uniphase Corporation on behalf of itself and its subsidiaries (herein collectively referred to as "JDSU") and Adept Technology, Inc. on behalf of itself and its subsidiaries (herein collectively referred to as "Company").

2. "Confidential Information" shall mean any business, marketing, technical, scientific, financial or other information, specifications, designs, plans, drawings, software, prototypes or process techniques, of a party, which at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the parties, exercising reasonable business judgment, to be confidential, including information viewed or learned by a party during a visit to the other party's facilities, and the identity of the parties and the fact that the parties are in contact with each other, in each case disclosed during the Activities, and any specific information identified in an attachment referring to this Agreement and signed by the parties (listing specific confidential information in an attachment is optional).

3. A party receiving Confidential Information under this Agreement ("Recipient") shall use the Confidential Information only for the purpose of the following ("Activity"):

Potential equity investment and supply, development and license of fiber optic automation equipment and technology

4.  Recipient  shall  keep  Confidential  Information  of the  disclosing  party
("Discloser") in confidence; disclose it only to directors, officers and employees of the Recipient with a need to know and who are under similar confidentiality restrictions as contained in this Agreement; and reproduce it only to the extent necessary for the Activity, for a period of five (5) years from the date of each disclosure of Confidential Information. Each party shall protect Confidential Information of Discloser with at least the same degree of care as it normally exercises to protect its own confidential information of a similar nature, but no less than a reasonable degree of care.

5. All Confidential Information is provided `as is' and shall remain the sole property of the Discloser. Discloser shall have no liability whatsoever from the use of its Confidential Information by Recipient which shall be returned upon written request or voluntarily by Recipient.

6. These restrictions on the use or disclosure of Confidential Information shall not apply to any Confidential Information which:

   a. was known by the Recipient prior to disclosure, as evidenced by its business records;

   b. is lawfully received free of restriction from another source having the right to so furnish such confidential information;

   c. is independently developed by or for the Recipient without reference to or use of Confidential Information;

   d. is or becomes lawfully in the public domain other than through a breach of this Agreement;

   e. Discloser agrees in writing is free of such restrictions;

   f. is disclosed by the Discloser to a third party without a duty of confidentiality on such third party; or

   g. is required or compelled by law to be disclosed, provided that the Recipient gives all reasonable prior notice to the Discloser to allow it to seek protective or other court orders.

7. No license is either granted or implied by the conveying of Confidential Information to the Recipient. None of the Confidential Information which may be disclosed by Discloser shall constitute any representation, warranty, assurance, guarantee or inducement by Discloser of any kind, and, in particular, with respect to the non-infringement of any intellectual property rights, or other rights of third parties or the Discloser.

8. Neither this Agreement nor the disclosure or receipt of Confidential Information shall constitute or imply any promise or intention to make any purchase of products or services, partnership or any commitment or representation with respect to the present or future development or marketing of any product or service by either party.

9. Recipient agrees that any violation or threat of violation hereof will result in irreparable harm to Discloser for which damages would be an inadequate remedy and therefore in addition to its rights and remedies otherwise available at law, Discloser may seek equitable relief as a court may deem proper, including injunctions, to prevent any unauthorized use or disclosure.

10. Recipient shall adhere to all Canadian and US export laws and regulations and shall not export or re-export or otherwise transmit, directly or indirectly, any Confidential Information, or the direct product of Confidential Information, except with the applicable government export approvals or export permits.

11. Recipient agrees that all of its obligations undertaken herein relating to Confidential Information shall survive termination of this Agreement, as well as the Supply, Development and License Agreement and the Securities Purchase and Investor Rights Agreement.

12. This Agreement constitutes the entire understanding between the parties hereto as to the Confidential Information and merges all prior discussions between them relating thereto.

13. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed by the parties' respective duly authorized representatives.

14. This Agreement shall be governed by the applicable laws of the State of New York, excluding its conflict of law provisions.


                                  CONFIDENTIAL
                                       20